Registration No. 333-14253
                                                                Rule 424(b)(3)

          SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED DECEMBER 16,1999

                   MLCC Mortgage Investors, Inc., Depositor
             Mortgage Loan Asset Backed Pass-Through Certificates,
                            Series 1999-A, Class A

                       MERRILL LYNCH CREDIT CORPORATION
                                Master Servicer

-------------------------------------------------------------------------------

     On December 21, 1999, the Mortgage Loan Asset Backed Pass-Through Certificates, Series 1999-A, Class A (the "Certificates") were issued in an approximate original aggregate principal amount of $689,500,000. The Certificates represented beneficial interests in the Trust Fund created pursuant to a Pooling and Servicing Agreement dated as of December 1, 1999 by and among MLCC Mortgage Investors, Inc., as depositor, Merrill Lynch Credit Corporation, as master servicer, and Bankers Trust Company of California, N.A., as trustee. This Supplement to the above-referenced Prospectus Supplement (the "Prospectus Supplement") supplements and updates certain of the information set forth in the Prospectus Supplement. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus Supplement.

     The Master Servicer has informed the Depositor that the Master Servicer has entered into a contract with Cendant Mortgage Corporation, as subservicer, to perform its servicing duties under the Pooling and Servicing Agreement. The contract with Cendant Mortgage Corporation does not include the Master Servicer's servicing duties with respect to the Additional Collateral under the Pooling and Servicing Agreement. Notwithstanding such subservicing arrangements entered into by the Master Servicer with Cendant Mortgage Corporation or any other subservicer, the Master Servicer will not be released from its obligations under the Pooling and Servicing Agreement and will remain liable for the servicing of the Mortgage Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such liability by virtue of such subservicing arrangements.

     The first two tables set forth after the first paragraph under the heading "MLCC and its Mortgage Programs--Delinquency and Loan Loss Experience" on page S-29 of the Prospectus Supplement are hereby updated, in their entirety, as follows:


                                                     PRIMEFIRST(R) LOAN DELINQUENCY EXPERIENCE
                                                              (Dollars in Thousands)

                                        December 31, 2000          December 31, 1999            December 31, 1998
                                     -----------------------    -----------------------     -------------------------
                                     Number of                  Number of                   Number of
                                     PrimeFirst    Principal    PrimeFirst    Principal     PrimeFirst      Principal
                                       Loans        Amount        Loans         Amount         Loans         Amount
                                     ----------    ---------    ----------    ---------     ----------      ---------
PrimeFirst Loans
  Outstanding...................         17,917   $6,750,058        11,223    $4,526,896         11,263     $4,408,862
                                         ------   ----------        ------    ----------         ------     ----------
Delinquency Period
  30-59 Days....................            486   $  197,046           199    $   76,666            184     $   77,751
  60-89 Days....................             55       28,746            38        15,834             26          9,815
  90 Days or More*..............             20       13,294            15         8,300             34         23,664
                                         ------   ----------        ------    ----------         ------     ----------
     Total Delinquency..........            561   $  239,086           252    $  100,800            244     $  111,230
                                         ======   ==========        ======    ==========         ======     ==========

Delinquencies as Percent
  of Number of PrimeFirst
  Loans and Principal Amount
  Outstanding...................           3.13%        3.54%         2.25%         2.23%          2.17%          2.52%

Loans in Foreclosure............             36   $   24,910            36    $   33,135             47     $   43,681

Loans in Foreclosure as Percent
  of Number of PrimeFirst
  Loans and Principal Amount
  Outstanding...................           0.20%        0.37%         0.32%         0.73%          0.42%          0.99%

_______________
* Does not include loans subject to bankruptcy proceedings.


                                                            PRIMEFIRST(R) LOAN LOSS EXPERIENCE
                                                                 (Dollars in Thousands)

                                                           Year Ended            Year Ended           Year Ended
                                                       December 31, 2000     December 31, 1999     December 31, 1998
                                                       -----------------     -----------------     -----------------
Average Principal Balance of PrimeFirst Loan
  Portfolio.......................................         $ 5,638,477           $ 4,467,879           $ 4,855,906
Average Number of PrimeFirst Loans Outstanding
  During the Period...............................              14,570                11,243                12,711

Gross Charge-offs.................................         $       885           $     5,578           $     4,030
Recoveries........................................                   0                    16                     2
                                                           -----------           -----------           -----------
Net Charge-offs...................................         $       885           $     5,562           $     4,028
                                                           ===========           ===========           ===========
Net Charge-offs as a Percent of Average
  Principal Balance Outstanding...................                0.02%                 0.12%                 0.08%


Additionally, the information contained in the tables entitled "Range of Cut-Off Date Principal Balances", "Prime Index Initial Mortgage Loan Margins", "One-Month LIBOR Index Initial Mortgage Loan Margins", "Six-Month LIBOR Index Initial Mortgage Loan Margins", "Treasury Index Initial Mortgage Loan Margins That Adjust Every Six Months", and "Treasury Index Initial Mortgage Loan Margins That Adjust Every Month", under the heading "The Mortgage Pool--Initial Mortgage Loans" on pages S-18 and S-21 of the Prospectus Supplement are hereby updated to indicate, as of December 31, 2000, the Mortgage Loan Balances and Margins of the Mortgage Loans:


              Range of Principal Balances as of December 31, 2000

                                     Number of                                  % of Mortgage Pool by
   Range of Principal Balances     Mortgage Loans     Principal Balance           Principal Balance
----------------------------------------------------------------------------------------------------------
$0-49,999.99                               20          $     695,307.46                  0.13%
$50,000-54,999.99                           7                370,479.33                  0.07%
$55,000-59,999.99                           2                114,987.86                  0.02%
$60,000-74,999.99                          23              1,565,758.05                  0.30%
$75,000-99,999.99                          42              3,714,363.72                  0.70%
$100,000-149,999.99                       115             14,421,671.66                  2.73%
$150,000-199,999.99                        98             16,999,317.39                  3.22%
$200,000-249,999.99                        89             19,961,320.54                  3.78%
$250,000-299,999.99                        73             20,030,042.84                  3.79%
$300,000-349,999.99                        70             22,605,210.26                  4.28%
$350,000-399,999.99                        46             17,246,083.16                  3.26%
$400,000-449,999.99                        30             12,624,068.08                  2.39%
$450,000-499,999.99                        39             18,597,578.96                  3.52%
$500,000-549,999.99                        28             14,704,797.84                  2.78%
$550,000-599,999.99                        22             12,682,482.25                  2.40%
$600,000-649,999.99                        24             14,929,691.10                  2.82%
$650,000-699,999.99                        10              6,758,372.18                  1.28%
$700,000-749,999.99                        20             14,412,520.47                  2.73%
$750,000-799,999.99                         4              3,071,642.09                  0.58%
$800,000-849,999.99                        19             15,542,092.16                  2.94%
$850,000-899,999.99                         4              3,489,517.78                  0.66%
$900,000-949,999.99                        16             14,770,286.58                  2.79%
$950,000-999,999.99                        24             23,538,257.93                  4.45%
$1,000,000-1,099,999.99                    28             28,854,118.38                  5.46%
$1,100,000-1,199,999.99                    22             24,836,056.99                  4.70%
$1,200,000-1,299,999.99                    15             18,564,988.84                  3.51%
$1,300,000-1,399,999.99                     7              9,401,713.54                  1.78%
$1,400,000-1,499,999.99                    10             14,639,145.91                  2.77%
$1,500,000-1,599,999.99                     7             10,721,769.09                  2.03%
$1,600,000-1,699,999.99                     4              6,503,144.41                  1.23%
$1,700,000-1,799,999.99                    13             22,686,906.11                  4.29%
$1,800,000-1,899,999.99                     5              9,149,115.87                  1.73%
$1,900,000-1,999,999.99                     3              5,822,500.00                  1.10%
$2,000,000-2,099,999.99                     5             10,073,475.38                  1.91%
$2,200,000-2,299,999.99                     1              2,200,000.00                  0.42%
$2,300,000-2,399,999.99                     1              2,350,000.00                  0.44%
$2,400,000-2,499,999.99                     5             12,341,677.57                  2.34%
$2,500,000-2,599,999.99                     5             12,543,574.50                  2.37%
$2,600,000-2,699,999.99                     2              5,200,000.00                  0.98%
$2,700,000-2,799,999.99                     1              2,790,000.01                  0.53%
$2,900,000-2,999,999.99                     3              8,936,294.09                  1.69%
$3,000,000 or higher                       11             48,052,095.35                  9.09%
                                   -----------------------------------------------------------
                                          973          $ 528,512,425.73                100.00%
                                   ===========================================================


                             Prime Index Mortgage Loan Margins as of December 31, 2000

                              Number of
                              Mortgage              Principal        % of Mortgage Pool by
        Margin                  Loans                Balance           Principal Balance
---------------------------------------------------------------------------------------------
                   -0.5            1              $   300,000.00             15.86%
                 -0.375            1                   57,987.87              3.07%
                      0            2                  326,571.62             17.27%
                   0.25            2                  732,776.63             38.73%
                  0.375            1                  344,759.02             18.23%
                   0.75            1                  129,363.83              6.84%
                        ---------------------------------------------------------------------
      TOTALS                      8               $ 1,891,458.97            100.00%
                        =====================================================================


                        One-Month LIBOR Index Mortgage Loan Margins as of December 31, 2000

                              Number of
                               Mortgage              Principal        % of Mortgage Pool by
        Margin                  Loans                 Balance           Principal Balance
---------------------------------------------------------------------------------------------
                      0            1             $     572,312.19               0.20%
                  0.325            1                 3,048,552.01               1.05%
                      1            5                 2,009,499.49               0.69%
                  1.125            2                 4,041,572.87               1.39%
                   1.25            2                 1,266,705.00               0.44%
                  1.375           28                37,413,622.03              12.87%
                    1.5            4                 2,109,318.41               0.73%
                  1.625           44                21,816,264.52               7.51%
                   1.75          276               128,148,766.39              44.08%
                  1.875           17                 7,441,254.99               2.56%
                      2           23                14,431,472.35               4.96%
                  2.125           57                31,711,445.08              10.91%
                   2.25           10                29,074,327.16              10.00%
                  2.375            3                 2,101,054.75               0.72%
                    2.5            1                 2,500,000.00               0.86%
                  2.625            1                 2,999,685.16               1.03%
                        ---------------------------------------------------------------------
         TOTALS                  475             $ 290,685,852.40             100.00%
                        =====================================================================


                        Six-Month LIBOR Index Mortgage Loan Margins as of December 31, 2000

                              Number of
                               Mortgage              Principal        % of Mortgage Pool by
        Margin                  Loans                 Balance           Principal Balance
---------------------------------------------------------------------------------------------
                      0            1              $    122,179.65               0.25%
                  0.875            1                   999,000.00               2.02%
                    1.5           14                13,003,107.66              26.27%
                  1.625            4                 3,332,028.17               6.73%
                   1.75            9                 6,423,471.64              12.98%
                  1.875           26                10,820,543.59              21.87%
                      2            3                 2,939,845.74               5.94%
                  2.125            1                 1,406,500.00               2.84%
                   2.25           12                 4,537,760.05               9.17%
                  2.375            2                 2,347,499.99               4.74%
                    2.5            2                 2,304,050.94               4.66%
                  2.625            1                   908,978.89               1.84%
                   2.75            1                   193,625.26               0.39%
                  2.875            2                   150,383.07               0.30%
                        ------------------------------------------------------------
         TOTALS                  411              $ 49,488,974.65             100.00%
                        ============================================================


                       One-Year Treasury Index Mortgage Loan Margins as of December 31,2000

                              Number of
                               Mortgage              Principal        % of Mortgage Pool by
        Margin                  Loans                 Balance           Principal Balance
---------------------------------------------------------------------------------------------
                 0.3125            1             $      29,896.53               0.02%
                  0.875            1                   589,829.47               0.32%
                  1.125            2                 1,693,027.69               0.91%
                  1.375            2                   650,000.00               0.35%
                    1.5           10                 4,995,548.53               2.68%
                  1.625          163                63,803,075.40              34.22%
                   1.75            3                 2,874,509.30               1.54%
                  1.875           82                36,348,356.73              19.50%
                      2           54                27,994,626.13              15.01%
                  2.125            3                 3,173,499.96               1.70%
                   2.25           41                15,477,551.52               8.30%
                  2.375           21                 9,527,419.56               5.11%
                    2.5            2                   675,975.22               0.36%
                  2.625           17                 6,419,044.00               3.44%
                   2.75            4                 3,514,818.75               1.89%
                  2.875            5                 8,678,960.92               4.65%
                        ---------------------------------------------------------------------
         TOTALS                  411             $ 186,446,139.71             100.00%
                        =====================================================================


                             --------------------


                The date of this Supplement is March 30, 2001.